EXHIBIT 10.22.1
AMENDMENT TO
LEASE AGREEMENT
by and between
475 JAVA DRIVE ASSOCIATES, L.P.,
a California limited partnership
(“Landlord”)
and
BUSINESS OBJECTS AMERICAS, a Delaware corporation
(“Tenant”)

AMENDMENT TO LEASE AGREEMENT
     This Amendment to Lease Agreement (this “Amendment”) is entered into as of February 1, 2006, by and between 475 JAVA DRIVE ASSOCIATES, L.P., a California limited partnership (herein called “Landlord”), and BUSINESS OBJECTS AMERICAS, a Delaware corporation (herein called “Tenant”).
RECITALS
     A. On or about August 3, 2000, Landlord and Tenant entered into that certain Lease Agreement (the “Lease”), pursuant to which Landlord leased to Tenant, and Tenant hired from Landlord, two entire buildings (the “Buildings”) to be constructed on certain real property located in San Jose, California and in the general location and configuration as shown on the site plan attached to the Lease (the “Premises”), on the terms and conditions contained therein. The Buildings subsequently were constructed and now are commonly known as 3030 Orchard Parkway (“Building 1”) and 3000 Orchard Parkway (“Building 2”).
     B. Tenant and Landlord now desire to amend the Lease to, among other things, extend the term of the Lease for Building 1, modify the terms on which Tenant may extend the term of the Lease for each Building, grant Landlord the right to terminate the Lease under certain circumstances, and revise the provisions for Lease security, all in accordance with this Amendment.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged by the parties, Tenant and Landlord hereby agree as follows:
     1. Certain Defined Terms.
         1.1 All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Lease.
         1.2 The term “Expiration Date” wherever it appears in the Lease shall mean and be amended to read “the Building 1 Expiration Date or the Building 2 Expiration Date, as applicable,” except as otherwise expressly provided in this Amendment.
         1.3 The term “Premises” shall mean the Rentable Area within both Buildings or, during any portion of the Term in which Tenant only leases Building 1, the Rentable Area within Building 1 only.
     2. Lease Amendments.
         2.1 Basic Lease Information. The “Basic Lease Information” from the Lease is amended as follows:

               (a) The existing provision defining “Parking Spaces” shall be amended to read, in its entirety, as follows:
Parking Spaces:	During any portion of the Term in which Tenant leases both Building 1 and Building 2, all of the spaces located on the Project as it is initially defined. During any portion of the Term in which Tenant leases only Building 1, 262 spaces.
               (b) The existing provision defining the “Lease Term” is amended to read, in its entirety, as follows:
Lease Term:	With respect to Building 1 (commonly known as 3030 Orchard Parkway), the period of time commencing on the Commencement Date and ending on April 30, 2016 (the “Building 1 Initial Term”), with the right to extend for two (2) additional five (5) year terms (each, a “Building 1 Extension Term”) in accordance with Paragraph 42 of the Lease, as amended by this Amendment. The Building 1 Initial Term and any Building 1 Extension Term(s) that are exercised shall collectively be defined as the “Building 1 Term.”

With respect to Building 2 (commonly known as 3000 Orchard Parkway), the period of time commencing on the Commencement Date and ending on April 30, 2011 (the “Building 2 Initial Term”), with the right to extend for three (3) additional five (5) year terms (each, a “Building 2 Extension Term”) in accordance with Paragraph 42 of the Lease, as amended by this Amendment. The Building 2 Initial Term and any Building 2 Extension Term(s) that are exercised shall collectively be defined as the “Building 2 Term.”

The Building 1 Term and the Building 2 Term are sometimes collectively defined herein as the “Term.”
               (c) The existing provisions regarding “Monthly Base Rent” and “Monthly Base Rent Adjustment” are retained from the Lease, but with the following addition:
With respect to Building 1, Monthly Base Rent shall be adjusted commencing May 1, 2011 to be the greater of $56,515.50 or the Fair Market Rental Value for the portion of the Premises located in Building 1 (the “Building 1 Premises”) as of May 1, 2011, with the Fair Market Rental Value determined pursuant to Paragraph 43 of the Lease (as amended by this Amendment). For purposes of the determination of Monthly Base Rent for the preceding sentence, all time periods specified in Paragraph 43 to run from “receipt of Tenant’s Exercise Notice” shall run from May 1, 2010.
During the Extension Term(s) (if any), Monthly Base Rent shall be determined as provided in Paragraph 43 of the Lease as amended by this Amendment, with annual increases as specified in the “Monthly Base Rent Adjustment” provision of the Basic Lease Information included in the Lease.
               (d) The existing provision regarding “Tenant’s Share of Expenses and Taxes” is amended to read, in its entirety, as follows:
Tenant’s Share of Expenses and Taxes:	During any portion of the Term in which Tenant leases both Building 1 and Building 2, 100%. During any portion of the Term in which Tenant leases only Building 1, (i) 100% of Expenses and Taxes paid or incurred by Landlord for the benefit of only Building 1, plus 59.7% of Expenses and Taxes paid or incurred by Landlord for the benefit of the Project as a whole (including without limitation for Project Common Area) and not only for the benefit of Building 1 or Building 2.
         2.2 Term. Paragraph 3(a) of the Lease is amended to read, in its entirety, as follows:
     (a) Term. The term of this Lease (the “Term) shall commence on March 15, 2001 (the “Commencement Date”) and, unless sooner terminated pursuant to the express provisions of this Lease, shall expire (i) on April 30, 2016 (as it may be extended pursuant to Paragraph 42, the “Building 1 Expiration Date”) with respect to the Building 1, and (ii) on April 30, 2011 (as it may be extended pursuant to Paragraph 42, the “Building 2 Expiration Date”) with respect to the Building 2 Premises, subject to extension in accordance with Paragraph 42.
         2.3 Building System Maintenance. Paragraph 8(b) of the Lease is amended by replacing the second sentence of such paragraph with the following:
If Tenant exercises its right to extend the Building 2 Term for the first Building 2 Extension Term, at Tenant’s election Tenant may, by written notice to Landlord delivered at any time at least thirty (30) days prior to expiration of the Building 2 Initial Term, cause Landlord to assume Tenant’s maintenance obligations with respect to the Building Systems under clause (ii) above, which assumption by Landlord shall be effective during the remaining Building 1 Initial Term and first Building 2 Extension Term. Thereafter, if Tenant exercises its right to extend for any subsequent Building 1 Extension Term and Building 2 Extension Term, but only if Tenant exercises such right with respect to both Buildings, then at Tenant’s election Tenant may, by written notice to Landlord delivered at any time at least thirty (30) days prior to expiration of the previous Initial or Extension Term (as applicable), cause Landlord to assume Tenant’s maintenance obligations with respect to the Building Systems under clause (ii) above, which assumption by Landlord shall be effective during the next subsequent Building 1 Extension Term and Building 2 Extension Term.
         2.4 Holding Over. Paragraph 15 of the Lease is amended by adding the words “with respect to the applicable Premises” after the phrase “after the expiration or termination of this Lease” wherever it appears.
         2.5 Re-Entry by Landlord. Paragraph 18 of the Lease is amended by replacing the parenthetical “(as to prospective tenants, only during the last twelve (12) months of the Term)” with the parenthetical “(but only during the last twelve (12) months of the Building 1 Term, as it may be extended pursuant to Paragraph 42, as to prospective tenants of Building 1; and only during the last twelve (12) months of the Building 2 Term, as it may be extended pursuant to Paragraph 42, as to prospective tenants of Building 2).”
         2.6 Casualty at End of Term. Paragraph 21(b) of the Lease is amended to give Tenant the right to terminate the Lease with respect to a Damaged Building only (i) during the final twelve (12) months of the Building 1 Term if the Damaged Building is Building 1, or (ii) during the final twelve (12) months of the Building 2 Term if the Damaged Building is Building 2, as applicable.
         2.7 Uninsured Casualty. Paragraph 21(c) of the Lease is amended to apply only with respect to damage or destruction of a Building in which, at the time of such damage or destruction, all or a portion of the Premises is located.
         2.8 Surrender of Premises. Paragraph 25(a) of the Lease is amended to provide that all of Tenant’s obligations thereunder with respect to the Building 1 Premises shall commence upon expiration or earlier termination of the Building 1 Term, and Tenant’s obligations thereunder with respect to the Building 2 Premises shall commence upon expiration or earlier termination of the Building 2 Term.
         2.9 Security Deposit. Paragraph 33 is amended as follows:
               (a) Paragraph 33(a) is amended by amending the fifth and sixth sentences to read, in their entirety, as follows: “The term “Required Amount” shall mean Three Million Four Hundred Seventy-Seven Thousand Dollars ($3,477,000). Tenant shall keep the Letter of Credit, at its expense, in full force and effect until the sixtieth (60th) day after the expiration or earlier termination of the Term, to insure the faithful performance by Tenant of all of the covenants, terms and conditions of this Lease, including, without limitation, Tenant’s obligations to repair, replace or maintain the Premises.”

               (b) Paragraph 33(b) is amended by replacing the phrase “on each of the fourth through tenth anniversaries of the Commencement Date in the amount of one-seventh (1/7th) of the initial Required Amount on each such anniversary” with the phrase “on each of the sixth through tenth anniversaries of the Commencement Date in the amount of one-fifth (1/5th) of the Required Amount specified in Paragraph 33(a) on each such anniversary.”
               (c) Paragraph 33(c) is amended to provide that satisfaction of the financial benchmarks required for return of the Letter of Credit in such paragraph will be evaluated on a pro-forma, (non-GAAP), basis after taxes and shall exclude charges associated with mergers and acquisitions and other one time write offs, including without limitation any such charges and/or write offs resulting from or in connection with this Amendment.
         2.10 Signage. Paragraph 40 is amended to provide that, at any time when Tenant leases only Building 1, Tenant shall be allowed only its proportionate share of a monument sign on the Orchard Parkway frontage of the Project, and exterior signage and signage in the lobby only of Building 1, all on the terms and conditions of Paragraph 40.
         2.11 Option to Renew. Paragraph 42 is amended to read, in its entirety, as follows:
         42. OPTION TO RENEW.
               (a) Building 1. Upon condition that (i) no Default is continuing under this Lease at the time of exercise or at the commencement of the applicable Building 1 Extension Term, and (ii) Tenant continues to physically occupy the entire Building 1 Premises, then Tenant shall have the right to extend the Building 1 Term for two periods of five years each (each, a “Building 1 Extension Term” and collectively, the “Building 1 Extension Terms”), by giving written notice to Landlord at least twelve (12) months prior to the Expiration of the Building 1 Initial Term or the first Building 1 Extension Term, as applicable. The initial Monthly Base Rent (subject to Paragraph 4(b)) for the Building 1 Premises during each Building 1 Extension Term shall be the Fair Market Rental Value for the Building 1 Premises as of the commencement of the applicable Building 1 Extension Term.
               (b) Building 2. Upon condition that (i) no Default is continuing under this Lease at the time of exercise or at the commencement of the applicable Building 2 Extension Term, and (ii) Tenant continues to physically occupy the entire Building 1 Premises, then Tenant shall have the right to extend the Building 2 Term for three periods of five years each (each, a “Building 2 Extension Term” and collectively, the “Building 2 Extension Terms”), by giving written notice to Landlord at least twelve (12) months prior to the Expiration of the Building 2 Initial Term or the immediately preceding Building 2 Extension Term, as applicable. The initial Monthly Base Rent (subject to Paragraph 4(b)) for the Building 2 Premises during the first Building

2 Extension Term shall be the greater of $38,167.50 or the Fair Market Rental Value for the Building 2 Premises as of the commencement of the first Building 2 Extension Term. The initial Monthly Base Rent (subject to Paragraph 4(b)) for the Building 2 Premises during each subsequent Building 2 Extension Term shall be the Fair Market Rental Value for the Building 2 Premises as of the commencement of the applicable Building 2 Extension Term.
               (c) Exercise Notice. Any written notice from Tenant to Landlord exercising its right to extend for any Building 1 Extension Term or Building 2 Extension Term shall be defined herein as an “Exercise Notice.”
            2.12 Determination of Fair Market Rental Value. Paragraph 43 is renamed “Determination of Fair Market Rental Value” and amended as follows:
               (a) The first sentence is amended to read, in its entirety, as follows: “‘Fair Market Rental Value’ shall be as determined below:”
               (b) Paragraphs 43(a) and 43(b) are amended by replacing the word “Premises” wherever it appears with the phrase “Building 1 Premises or Building 2 Premises, as applicable” and by replacing the term “Expiration Date” wherever it appears with the phrase “Building 1 Expiration Date or Building 2 Expiration Date, as applicable.”
         3. Landlord Termination Right. The following new Paragraph 44 is added to the Lease:
            44. LANDLORD’S TERMINATION RIGHT. If Tenant fails to exercise its right to extend for the second Building 2 Extension Term on or before April 30, 2015, then Landlord shall have the right, in Landlord’s sole discretion, to terminate the Lease in its entirety effective as of April 30, 2016 by delivering written notice to Tenant on or before May 31, 2015. If Tenant fails to exercise its right to extend for the third Building 2 Extension Term on or before April 30, 2020, then Landlord shall have the right, in Landlord’s sole discretion, to terminate the Lease in its entirety effective as of April 30, 2021 by delivering written notice to Tenant on or before May 31, 2020.
         4. Brokers and Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Amendment in any manner, except for Newmark Pacific representing Tenant, whose fees or commissions, if earned, shall be paid by Tenant. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the other party has or purportedly has dealt.
         5. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Facsimile copies of original signatures shall be deemed originals.

         6. No Other Amendments. Except as amended hereby, the terms of the Lease, including all exhibits and schedules attached thereto, shall remain unmodified and in full force and effect.
         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LANDLORD: 475 JAVA DRIVE ASSOCIATES, L.P. a California limited partnership
By:	M-D Ventures, Inc. a California corporation
Its:	General Partner

By:	/s/ John Mozart
John Mozart
President

TENANT: BUSINESS OBJECTS AMERICAS, a Delaware corporation
By:	/s/ Jim Tolonen
Its: Chief Financial Officer

By:
Its:

GUARANTOR’S CONSENT
The undersigned, as Guarantor under that certain Guaranty of Lease dated as of August 3, 2000 for the benefit of Landlord, hereby consents to the foregoing Amendment and the transactions contemplated thereby, reconfirms its obligations under the Guaranty of Lease and its waivers as set forth in the Guaranty of Lease, and further reconfirms that its obligations under the Guaranty of Lease are separate and distinct from Tenant’s obligations under the Lease, as amended by the Amendment.

Business Objects, S.A., a company organized under the laws of France
By:	/s/ Jim Tolonen
Its:	Chief Financial Officer

By:
Its: